Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-200331 and No. 333-205485) of NeuroDerm Ltd. of our report dated March 29, 2016, relating to the financial statements of NeuroDerm Ltd., which appears in this Form 20-F.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2016	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited